Exhibit 99

Investor Relations Contact

Shane O’Connor, Executive Vice President & CFO

UniFirst Corporation

978-658-8888

shane_oconnor@unifirst.com

UNIFIRST ANNOUNCES FINANCIAL RESULTS FOR THE SECOND QUARTER OF FISCAL 2023

Wilmington, MA – March 29, 2023 – UniFirst Corporation (NYSE: UNF) (the “Company,” “UniFirst” or “we”) today reported results for its second quarter ended February 25, 2023 as compared to the corresponding period in the prior fiscal year:

Q2 2023 Financial Highlights

•
Consolidated revenues increased 11.5% to $542.7 million.
•
Operating income was $20.7 million, a decrease of 8.4%.
•
The quarterly tax rate increased to 24.6% compared to 19.0% in the prior year.
•
Net income decreased to $17.8 million from $18.5 million in the prior year, or 3.5%.
•
Diluted earnings per share decreased to $0.95 from $0.97 in the prior year, or 2.1%.

The Company's financial results for the second quarter of fiscal 2023 and 2022 included approximately $9.1 million and $6.7 million, respectively, of costs directly attributable to its CRM, ERP and branding initiatives (the "Key Initiatives"). In addition, the Company incurred costs related to the acquisition of Clean Uniform during the second quarter of fiscal 2023 of approximately $2.0 million. The effect of these items on the second quarter of fiscal 2023 and 2022 combined to decrease:

•
Operating income by $11.1 million and $6.7 million, respectively.
•
Net income by $8.3 million and $5.1 million, respectively.
•
EPS by $0.44 and $0.27, respectively.

Steven Sintros, UniFirst President and Chief Executive Officer, said, “We are pleased with our strong top line performance in the quarter which was partially fueled by our ongoing efforts to mitigate the cost pressures that we have been experiencing in our business. We are also pleased with the progress we are making advancing our technology and infrastructure initiatives. As always, I want to thank our over 14,000 Team Partners who continue to Always Deliver for each other and our customers as we strive towards our vision of being universally recognized as the best service provider in the industry.”

Segment Reporting Highlights

Core Laundry Operations

•
Revenues for the quarter increased 10.2% to $477.1 million.
•
Organic growth, which excludes the effect of acquisitions and fluctuations in the Canadian dollar, was 10.1%.
•
Operating margin decreased to 2.9% from 4.3%.

The costs incurred related to the Key Initiatives and Clean Uniform acquisition, discussed above, were recorded to the Core Laundry Operations' segment, and decreased the Core Laundry operating margin for the second quarters of fiscal 2023 and 2022 by 2.3% and 1.6%, respectively.

Excluding these costs, the segment's operating margin decreased primarily due to higher merchandise costs as a percentage of revenues as well as continued cost pressure from the inflationary environment, which were partially offset by lower healthcare and casualty claims expense as a percentage of revenues compared to prior year.

Specialty Garments

•
Revenues for the quarter were $42.1 million, an increase of 18.5%, which was driven by growth in the segment's cleanroom and North American nuclear operations.
•
Operating margin increased to 19.1% from 10.8% a year ago, primarily the result of the strong top line performance.

•
Specialty Garments consists of nuclear decontamination and cleanroom operations, and its results can vary significantly due to seasonality and the timing of reactor outages and projects.

Balance Sheet and Capital Allocation

•
Cash and cash equivalents and Short-term investments totaled $345.1 million as of February 25, 2023.
•
The Company had no long-term debt outstanding as of February 25, 2023.
•
The Company did not repurchase any shares of common stock in the second quarter of fiscal 2023. As of February 25, 2023, the Company had $63.6 million remaining under its current stock repurchase program.
•
Weighted average shares outstanding – Diluted for the second quarters of fiscal 2023 and fiscal 2022 were 18.8 million and 19.0 million, respectively.

Acquisition of Clean Uniform

Mr. Sintros continued, “I am happy to announce that on March 13th we successfully closed on our previously announced purchase of Clean Uniform. Our purchase of Clean is consistent with our focus on making long-term investments to strengthen our business. Due to the strong leadership and service reputation that Clean brings, as well as the complexities of where we are in our technology transformation, we will be strategic and patient in the integration of the two businesses to minimize the impact and risk on Clean’s most valuable assets: its employees and its customers. Currently, the Clean Uniform business is operating at an EBITDA margin of approximately 10%, however, we will seek to more than double that performance by the end of the third full year following the acquisition.”

Our current assumptions regarding the impact of the Clean acquisition on our operating results for the year, the actual results of which will be recorded to our Core Laundry Operations, are as follows:

•
An increase in revenues of $42.0 million.
•
A decrease in operating income of $0.5 million, which includes an assumption of purchase-related intangible amortization expense of $3.0 million.
•
Acquisition-related expenses of $4.0 million, which includes the $2.0 million expensed in the second quarter of fiscal 2023.

Financial Outlook

The Company now expects its revenues for fiscal 2023 to be between $2.210 billion and $2.220 billion. We further expect diluted earnings per share to be between $5.02 and $5.37. This outlook includes the estimated impact of the Clean acquisition, noted above, and further assumes:

•
Core Laundry Operations’ operating margin at the midpoint of the range of 5.2%.
•
An estimate of $40.0 million of costs directly attributable to our Key Initiatives as well as the $4.0 million of Clean acquisition-related expenses. These items combined to decrease the Core Laundry Operations' operating margin assumption by 2.2% and EPS by $1.76.
•
An effective tax rate of 25.0%.
•
No impact from any future share buybacks or unexpected significantly adverse economic developments.

Conference Call Information

UniFirst Corporation will hold a conference call today at 9:00 a.m. (ET) to discuss its quarterly financial results, business highlights and outlook. A simultaneous live webcast of the call will be available over the Internet and can be accessed at www.unifirst.com.

About UniFirst Corporation

Headquartered in Wilmington, Mass., UniFirst Corporation (NYSE: UNF) is a North American leader in the supply and servicing of uniform and workwear programs, as well as the delivery of facility service programs. Together with its subsidiaries, the Company also provides first aid and safety products, and manages specialized garment programs for the cleanroom and nuclear industries. UniFirst manufactures its own branded workwear, protective clothing, and floorcare products; and with 260 service locations, over 300,000 customer locations, and 14,000-plus employee Team Partners, the Company outfits nearly 2 million workers each business day. For more information, contact UniFirst at 800.455.7654 or visit UniFirst.com.

Forward-Looking Statements Disclosure

This public announcement contains forward-looking statements within the meaning of the federal securities laws that reflect the Company’s current views with respect to future events and financial performance, including projected revenues, operating margin and earnings per share. Forward-looking statements contained in this public announcement are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995 and may be identified by words such as “guidance,” “outlook,” “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “could,” “should,” “may,” “will,” “strategy,” “objective,” “assume,” “strive,” “design,” “assumption,” “vision” or the negative versions thereof, and similar expressions and by the context in which they are used. Such forward-looking statements are based upon our current expectations and speak only as of the date made. Such statements are highly dependent upon a variety of risks, uncertainties and other important factors that could cause actual results to differ materially from those reflected in such forward-looking statements. Such factors include, but are not limited to, uncertainties caused by an economic recession or other adverse economic conditions, including, without limitation, as a result of continued high inflation rates or further increases in inflation or interest rates or extraordinary events or circumstances such as geopolitical conflicts like the conflict between Russia and Ukraine or the COVID-19 pandemic, and their impact on our customers’ businesses and workforce levels, disruptions of our business and operations, including limitations on, or closures of, our facilities, or the business and operations of our customers or suppliers in connection with extraordinary events or circumstances such as the COVID-19 pandemic, uncertainties regarding our ability to consummate and successfully integrate acquired businesses, including Clean Uniform, and the performance of such businesses, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, any adverse outcome of pending or future contingencies or claims, our ability to compete successfully without any significant degradation in our margin rates, seasonal and quarterly fluctuations in business levels, our ability to preserve positive labor relationships and avoid becoming the target of corporate labor unionization campaigns that could disrupt our business, the effect of currency fluctuations on our results of operations and financial condition, our dependence on third parties to supply us with raw materials, which such supply could be severely disrupted as a result of extraordinary events or circumstances such as the COVID-19 pandemic or the conflict between Russia and Ukraine, any loss of key management or other personnel, increased costs as a result of any changes in federal, state, international or other laws, rules and regulations or governmental interpretation of such laws, rules and regulations, uncertainties regarding, or adverse impacts from continued high price levels of natural gas, electricity, fuel and labor or increases in such costs, the negative effect on our business from sharply depressed oil and natural gas prices, including, without limitation, as a result of extraordinary events or circumstances such as the COVID-19 pandemic, the continuing increase in domestic healthcare costs, increased workers’ compensation claim costs, increased healthcare claim costs, including as a result of extraordinary events or circumstances such as the COVID-19 pandemic, our ability to retain and grow our customer base, demand and prices for our products and services, fluctuations in our Specialty Garments business, political or other instability, supply chain disruption or infection among our employees in Mexico and Nicaragua where our principal garment manufacturing plants are located, including, without limitation, as a result of extraordinary events or circumstances such as the COVID-19 pandemic, our ability to properly and efficiently design, construct, implement and operate a new customer relationship management computer system, interruptions or failures of our information technology systems, including as a result of cyber-attacks, additional professional and internal costs necessary for compliance with any changes in or additional Securities and Exchange Commission, New York Stock Exchange and accounting or other rules, including, without limitation, recent rules proposed by the Securities and Exchange Commission regarding climate-related and cybersecurity-related disclosures, strikes and unemployment levels, our efforts to evaluate and potentially reduce internal costs, economic and other developments associated with the war on terrorism and its impact on the economy, the impact of foreign trade policies and tariffs or other impositions on imported goods on our business, results of operations and financial condition, general economic conditions, our ability to successfully implement our business strategies and processes, including our capital allocation strategies, our ability to successfully remediate the material weakness in internal control over financial reporting disclosed in our Annual Report on Form 10-K for the year ended August 27, 2022 and the other factors described under Part I, Item 1A. “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended August 27, 2022, Part II, Item 1A. “Risk Factors” and elsewhere in our subsequent Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)	Thirteen weeks ended February 25, 2023	Thirteen weeks ended February 26, 2022	Twenty-six weeks ended February 25, 2023	Twenty-six weeks ended February 26, 2022
Revenues	$542,691	$486,696	$1,084,489	$972,860

Operating expenses:
Cost of revenues (1)	369,896	324,816	723,868	634,946
Selling and administrative expenses (1)	122,190	112,406	239,553	216,794
Depreciation and amortization	29,895	26,861	56,940	53,717
Total operating expenses	521,981	464,083	1,020,361	905,457

Operating income	20,710	22,613	64,128	67,403

Other (income) expense:
Interest income, net	(3,031)	(751)	(5,800)	(1,399)
Other expense, net	114	594	905	1,330
Total other income, net	(2,917)	(157)	(4,895)	(69)

Income before income taxes	23,627	22,770	69,023	67,472
Provision for income taxes	5,817	4,319	17,256	15,316

Net income	$17,810	$18,451	$51,767	$52,156

Income per share – Basic:
Common Stock	$0.99	$1.02	$2.88	$2.88
Class B Common Stock	$0.79	$0.81	$2.31	$2.30

Income per share – Diluted:
Common Stock	$0.95	$0.97	$2.76	$2.75

Income allocated to – Basic:
Common Stock	$14,962	$15,492	$43,488	$43,792
Class B Common Stock	$2,848	$2,959	$8,279	$8,364

Income allocated to – Diluted:
Common Stock	$17,810	$18,451	$51,767	$52,156

Weighted average shares outstanding – Basic:
Common Stock	15,087	15,210	15,084	15,225
Class B Common Stock	3,590	3,635	3,590	3,635

Weighted average shares outstanding – Diluted:
Common Stock	18,767	18,967	18,757	18,999

(1)
Exclusive of depreciation on the Company’s property, plant and equipment and amortization on its intangible assets.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	February 25, 2023	August 27, 2022
Assets
Current assets:
Cash and cash equivalents	$244,098	$376,399
Short-term investments	101,000	—
Receivables, net	276,560	249,198
Inventories	150,907	151,459
Rental merchandise in service	232,543	219,392
Prepaid taxes	12,601	25,523
Prepaid expenses and other current assets	49,571	41,921

Total current assets	1,067,280	1,063,892

Property, plant and equipment, net	685,182	665,119
Goodwill	461,050	457,259
Customer contracts and other intangible assets, net	82,967	84,973
Deferred income taxes	511	498
Operating lease right-of-use assets, net	48,543	50,050
Other assets	108,787	106,181

Total assets	$2,454,320	$2,427,972

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$80,556	$82,131
Accrued liabilities	137,108	146,808
Accrued taxes	—	1,204
Operating lease liabilities, current	14,472	13,602

Total current liabilities	232,136	243,745

Long-term liabilities:
Accrued liabilities	123,764	123,979
Accrued and deferred income taxes	107,697	106,307
Operating lease liabilities	35,635	38,070

Total liabilities	499,232	512,101

Shareholders’ equity:
Common Stock	1,510	1,508
Class B Common Stock	359	359
Capital surplus	94,861	93,131
Retained earnings	1,885,788	1,845,163
Accumulated other comprehensive loss	(27,430)	(24,290)

Total shareholders’ equity	1,955,088	1,915,871

Total liabilities and shareholders’ equity	$2,454,320	$2,427,972

Detail of Operating Results

(Unaudited)

	Thirteen weeks ended February 25, 2023				Thirteen weeks ended February 26, 2022
	Core Laundry	Specialty	First		Core Laundry	Specialty	First
	Operations	Garments	Aid	Total	Operations	Garments	Aid	Total
Revenues	$477,050	$42,127	$23,514	$542,691	$433,056	$35,538	$18,102	$486,696
Revenue Growth %	10.2%	18.5%	29.9%	11.5%

Operating Income (Loss) (1), (2)	$13,642	$8,045	$(977)	$20,710	$18,745	$3,850	$18	$22,613
Operating Margin	2.9%	19.1%	-4.2%	3.8%	4.3%	10.8%	0.1%	4.6%

(1)
The Company’s financial results for the second quarter of fiscal 2023 and 2022 included approximately $9.1 million and $6.7 million, respectively, of costs directly attributable to its Key Initiatives. In addition, the Company incurred costs related to the acquisition of Clean Uniform during the second quarter of fiscal 2023 of approximately $2.0 million. These costs were recorded to the Core Laundry Operations.
(2)
The Key Initiative and acquisition-related costs resulted in a decrease in Core Laundry Operations' operating margin for the second quarter of fiscal 2023 and 2022 of 2.3% and 1.6%, respectively.

	Twenty-six weeks ended February 25, 2023				Twenty-six weeks ended February 26, 2022
	Core Laundry	Specialty	First		Core Laundry	Specialty	First
	Operations	Garments	Aid	Total	Operations	Garments	Aid	Total
Revenues	$954,448	$86,206	$43,835	$1,084,489	$861,902	$75,022	$35,936	$972,860
Revenue Growth %	10.7%	14.9%	22.0%	11.5%

Operating Income (Loss) (3), (4)	$47,473	$18,228	$(1,573)	$64,128	$55,252	$12,479	$(328)	$67,403
Operating Margin	5.0%	21.1%	-3.6%	5.9%	6.4%	16.6%	-0.9%	6.9%

(3)
The Company's financial results for the first half of fiscal 2023 and 2022 included approximately $19.1 million and $12.7 million, respectively, of costs directly attributable to its Key Initiatives. In addition, the Company incurred costs related to the acquisition of Clean Uniform during the first half of fiscal 2023 of approximately $2.0 million. These costs were recorded to the Core Laundry Operations.
(4)
The Key Initiative and acquisition-related costs resulted in a decrease in Core Laundry Operations' operating margin for the first half of fiscal 2023 and 2022 of 2.2% and 1.5%, respectively.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Twenty-six weeks ended February 25, 2023	Twenty-six weeks ended February 26, 2022
Cash flows from operating activities:
Net income	$51,767	$52,156
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	56,940	53,717
Share-based compensation	4,533	4,961
Accretion on environmental contingencies	518	298
Accretion on asset retirement obligations	458	491
Deferred income taxes	1,080	1,733
Other	119	76
Changes in assets and liabilities, net of acquisitions:
Receivables, less reserves	(27,636)	(27,855)
Inventories	683	(17,189)
Rental merchandise in service	(13,592)	(13,317)
Prepaid expenses and other current assets and Other assets	(13,516)	(3,926)
Accounts payable	(900)	5,357
Accrued liabilities	(8,015)	(16,928)
Prepaid and accrued income taxes	11,730	5,319
Net cash provided by operating activities	64,169	44,893

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(7,059)	(42,325)
Capital expenditures, including capitalization of software costs	(74,847)	(60,178)
Purchases of investments	(107,000)	—
Maturities of investments	6,000	—
Proceeds from sale of assets	345	27
Net cash used in investing activities	(182,561)	(102,476)

Cash flows from financing activities:
Proceeds from exercise of share-based awards	3	3
Taxes withheld and paid related to net share settlement of equity awards	(2,802)	(3,803)
Repurchase of Common Stock	—	(14,766)
Payment of cash dividends	(10,954)	(9,976)
Net cash used in financing activities	(13,753)	(28,542)

Effect of exchange rate changes	(156)	(856)

Net decrease in cash and cash equivalents	(132,301)	(86,981)
Cash and cash equivalents at beginning of period	376,399	512,868
Cash and cash equivalents at end of period	$244,098	$425,887